SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENTEGRIS, INC.

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ENTEGRIS, INC.

3500 Lyman Blvd.

Chaska, Minnesota 55318

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

to be held on June 14, 2006

The 2006 Annual Meeting of Stockholders of Entegris, Inc. will be held at Oak Ridge Conference Center, 1 Oak Ridge Drive, Chaska, MN, on Wednesday, June 14, 2006, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect ten (10) Directors to serve until the 2007 Annual Meeting of Stockholders.

2.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on April 28, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott
Senior Vice President, General Counsel & Secretary

Dated: May 5, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD.

ENTEGRIS, INC.

3500 Lyman Boulevard

Chaska, Minnesota 55318

Proxy Statement for the 2006 Annual Meeting of Stockholders

To Be Held on June 14, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Entegris, Inc. for use at the 2006 Annual Meeting of Stockholders to be held at the Oak Ridge Conference Center, 1 Oak Ridge Drive, Chaska, Minnesota on Wednesday, June 14, 2006, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This proxy statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company’s Fiscal Year 2005 Annual Report on Form 10-K are first being mailed or given to stockholders on or about May 5, 2006.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2006 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the ten named nominees as directors. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2006 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Shareholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing a proxy on the Internet at the address listed on the proxy card in accordance with the specified instructions.

All costs of solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2006 Annual Meeting was the close of business on April 28, 2006 (the “Record Date”). On the Record Date, there were 139,167,429 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors.

MERGER WITH MYKROLIS CORPORATION

This is the first Annual Meeting of Stockholders following the August 6, 2005 strategic merger of equals transaction pursuant to which Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation, were each merged into the Company to carry on the combined businesses. Pursuant to this merger each stockholder of Entegris Minnesota received one share of the Company for each Entegris Minnesota share held and each Mykrolis stockholder received 1.39 shares of the Company for each Mykrolis share held. Our board of directors is comprised of five directors from Entegris Minnesota and five directors from Mykrolis. For further information concerning the Merger and the composition of our management team following the Merger see the information set forth under Part I, Item 1 “Recent Developments” in the Annual Report on Form 10-K for the fiscal year ended August 27, 2005, which accompanies this proxy statement. As used in this proxy statement, references to the “Merger” mean the above described merger of equals transaction which took effect on August 6, 2005; references to the “Company” or “Entegris” mean Entegris, Inc., a Delaware corporation and the resulting corporation from the Merger and references to “Entegris Minnesota” and “Mykrolis” mean Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation, the constituent predecessor corporations to the Merger, respectively.

CHANGE IN FISCAL YEAR

On December 13, 2005 our Board of Directors resolved to change our fiscal year from the twelve month period ending on the last Saturday in August to the calendar year, effective January 1, 2006. As a result of this change, the Company had a four month transition period from August 28, 2005 through December 31, 2005 (which is referred to in this proxy statement as the “Transition Period” and “2005-T”). This proxy statement generally provides information as to the four-month Transition Period as well as some information related to the full year from August 28, 2004 through August 27, 2005 (which is referred to in this proxy statement as “Fiscal 2005”). References to years prior to 2005 are references to fiscal years of Entegris Minnesota. For financial and other information about the Company for Fiscal 2005, please see the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), a copy of which accompanies this proxy statement. For financial information regarding the Transition Period, please refer to the Company’s Form 10-Q filed with the SEC on February 9, 2006.

1. ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Gideon Argov	49	President & Chief Executive Officer, Entegris, Inc.	2004
James E. Dauwalter	54	Chairman of the Board, Entegris, Inc.	1999
Michael A. Bradley	57	Chief Executive Officer, Teradyne, Inc.	2001
Michael P.C. Carns	68	Independent Business Consultant	2001
Daniel W. Christman	63	Senior Vice President, International Affairs, U.S. Chamber of Commerce	2001
Gary F. Klingl	66	Management Consultant	2000
Roger D. McDaniel	67	Retired Executive	1999
Paul L.H. Olson	55	Executive Vice President, Bethel College & Seminary	2003
Thomas O. Pyle	66	Chairman of the Board, PolyMedica Corporation	2001
Brian F. Sullivan	44	Chief Executive Officer, SterilMed, Inc.	2003

*	Includes service with predecessor public company, Entegris Minnesota in the case of Messrs. Dauwalter, Klingl, Olson, McDaniel and Sullivan and Mykrolis in the case of Messrs. Argov, Bradley, Carns, Christman and Pyle.

Set forth below are the principal occupation and business experience during the past five years of each director as well as the names of other publicly held companies of which he serves as a director. All of the directors became Entegris directors effective with the Merger on August 6, 2005.

Gideon Argov serves as our President and Chief Executive Officer. He served as the Chief Executive Officer and a director of Mykrolis from November 2004 until the Merger. Prior to joining Mykrolis, Mr. Argov was a Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation from 1991 to 2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation. Prior to 1988, he led consulting engagement teams at Bain and Company. He is a director of Interline Brands, Inc. and Fundtech Corporation.

Michael A. Bradley has served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. He has been the Chief Executive Officer and a director of Teradyne, Inc. since 2004. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

Michael P.C. Carns has served as a director of Mykrolis and as a member of the Management Development & Compensation Committee of the Mykrolis Board of Directors since 2001 and as Chairman of that committee from 2004 until the Merger. Mr. Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is an independent business consultant. From 2001 through 2003, he served as Vice Chairman of PrivaSource, Inc., a software company focusing on health data privacy and security. From 1995 to 2000, General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. General Carns is a director of Engineered Support Systems, Inc. (manufacture and service of integrated military electronics systems) and Rockwell Collins, Inc. (aviation and information technology). He is also a member of the Department of Defense Science Board and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defence Studies, London in 1977.

Daniel W. Christman has served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. In 2003 he became a Senior Vice President, International Affairs of the U.S. Chamber of Commerce. From 2001 until 2003 he was the President and Executive Director of the Kimsey Foundation, Washington, D.C., which has been active in education and community development in the Washington, D.C. area as well as in international issues that focus on the alleviation of human suffering. He was named to this position in July 2001, after his retirement as a Lieutenant General from a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman currently serves as a member of the Board of Directors of Ultralife Batteries, Inc., a manufacturer of high energy lithium batteries for military, industrial and consumer applications and of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

James E. Dauwalter serves as our non-executive Chairman of the Board. He was appointed Chief Executive Officer of Entegris Minnesota in January 2001, served as President of Entegris Minnesota from June 2000 to January 2005, and served a director of Entegris Minnesota since June 1999. Mr. Dauwalter has also served as Chief Operating Officer of Entegris Minnesota from March 2000 to January 2001, and was its Executive Vice President from March 2000 through June 2000. Prior to that time, Mr. Dauwalter had been a director of Fluoroware, Inc. a predecessor corporation of Entegris Minnesota, since 1982 and also served as Executive Vice President and Chief Operating Officer of Fluoroware, Inc. since September 1996. Mr. Dauwalter serves on the board of directors of the Community Bank of Chaska.

Gary F. Klingl served as a director of Entegris Minnesota and as Chairman of the Compensation and Stock Option Committee of the Entegris Minnesota Board of Directors from September 2000 until the Merger. Since 1994, Mr. Klingl has served as a management consultant. Prior to 1994, Mr. Klingl served as President of Green Giant Worldwide, a division of The Pillsbury Company and held various other management positions at Pillsbury.

Roger D. McDaniel served as a director of Entegris Minnesota and as a member of the Compensation and Stock Option and of the Audit Committees of the Entegris Minnesota Board of Directors from August 1999 until the Merger. Prior to that time, Mr. McDaniel was a director of Fluoroware, Inc. since August 1997. Mr. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., a manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to 1999. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC, a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization.

Paul L.H. Olson served as a director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota Board of Directors from March 2003 until the Merger. Mr. Olson has served as Executive Vice President of Bethel University since 2002. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software concern. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including Prophet 21, Inc. (2001 – 2005), WMC Industries, Inc. (2004 – present), Pura Vida Coffee LLC (2001 – present), Bethel University (1997 – 2000) and CCCA (2001 – present). Mr. Olson holds a doctorate degree from the University of Pennsylvania.

Thomas O. Pyle has served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. From January 1, 2005 until the Merger he served as the non-executive Chairman of the Board of Directors of Mykrolis. Since June of 2004 Mr. Pyle has served as a director of PolyMedica Corporation and its non-executive Chairman of the Board since September 2005. Mr. Pyle retired from his position as Senior Advisor to the Boston Consulting Group in 1997, a position he had held since 1992, other than from January to April of 1993 when he served on the White House Task Force on Healthcare Reform and from October 1993 through September 1994 when he served as Chief Executive Officer of MetLife HealthCare. From April 2001 until April 2002 he was Chairman, Chief Executive Officer and director of PrivaSource Incorporated, a software company focusing on health data privacy and security, and was the Chairman and a director of that organization until July 2003. Mr. Pyle served Harvard Community Health Plan, Inc. as its President, director and Chief Executive Officer from 1978 until 1991. Mr. Pyle received his M.B.A. from the Harvard Business School. He served as a director of Millipore Corporation from 1987 until 2001 and as a director of Controlled Risk Insurance Company, Ltd. from 1976 until August 2003 and as its Chairman from 1976 to 1989 and from 2000 until 2002. Mr. Pyle currently serves as a member of the Board of Directors of Medical Education for South African Blacks, a charitable foundation, and as its Treasurer. He is also a director of the Pioneer Institute, a non-profit public policy research organization.

Brian F. Sullivan served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger. Mr. Sullivan has served as Chief Executive Officer of SterilMed, Inc. since 2002. From 1999 to 2002, Mr. Sullivan was co-chairman of an on-line grocery delivery company, SimonDelivers.com. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999. Mr. Sullivan is a member of the board of directors of Sontra Medical Corporation, as well as several private companies and non-profit organizations.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’s Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Company’s Board of Directors recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris Code of Business Ethics (which is applicable to all employees, including executive officers, as well as directors to the extent relevant to their service as directors) and a charter for each Committee of the Board of Directors. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee are available on the Company’s website at http://www.Entegris.com under “Investors” – “Corporate Governance” and will be provided in printed form to any stockholder who requests them from us. In addition, the Board of Directors has determined that each of Messrs. Bradley, Carns, Christman, Klingl, McDaniel, Olson, Pyle and Sullivan is “independent” as determined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent accountants and the directors. As noted above, the Board of Directors has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance” and is also attached to this proxy statement as Exhibit A. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent accountants as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held one meeting during fiscal 2005 and four meetings during the Transition Period. The Audit Committee of Entegris Minnesota held nine meetings during fiscal 2005. The current members of the Audit & Finance Committee are Michael A. Bradley, chairman, Daniel W. Christman and Roger D. McDaniel, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Michael A. Bradley, the Chairman of the Audit & Finance Committee, and Roger D. McDaniel, a member of the Audit & Finance Committee, each possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which provides recommendations to the Board regarding Entegris’s compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of corporate officers, reviewing and recommending changes to stock option and other employee benefit plans, reviewing the administration of such plans and reviewing the Company’s management development programs and strategies. The Management Development & Compensation Committee held one meeting during fiscal 2005 and two meetings during the Transition Period. The Compensation Committee of Entegris Minnesota held five meetings during fiscal 2005. The members of the Management Development & Compensation Committee are Gary F. Klingl, Chairman, Michael P.C. Carns and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board of Directors regarding Entegris’s corporate governance and corporate responsibility programs and recommends nominees to be elected to the Board of Directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, and the review and evaluation of potential candidates for nomination to the Board of Directors and recommendation to the Board of Directors of a slate of nominees for election as directors each year. The Governance & Nominating Committee held one meeting during fiscal 2005. The Nominating Committee of Entegris Minnesota held three meetings during fiscal 2005. The members of the Governance & Nominating Committee are Paul L.H. Olson, Chairman, Thomas O. Pyle and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held one meeting during fiscal 2005 and two meetings during the Transition Period each of which was attended by all directors. Entegris Minnesota held nine meetings of its board of directors during fiscal 2005. During the period from August 28, 2004 until the Merger, each of Messrs. Dauwalter, Klingl, McDaniel, Olson and Sullivan attended at least 75% of the aggregate number of meetings held by the Board of Directors and by any committee on which he served of Entegris Minnesota and each of Messrs. Argov, Bradley, Carns, Christman and Pyle attended at least 75% of the aggregate number of meetings held while he was a director by the Board of Directors and by any committee on which he served of Mykrolis.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The Committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information on the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the specified minimum qualifications for first-time director nominees; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board of Directors.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board of Directors taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, age, skills, experience, availability of service to Entegris, tenure of incumbent directors on the Board of Directors and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, at a minimum, all directors, as well as any nominee recommended by the Governance & Nominating Committee, should have (i) a position capable of making or a record of valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; (v) candor and willingness to operate on a team and to seek consensus; or (vi) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. In addition, at least one member of the Board of Directors should have accounting or related financial management expertise, as determined in the business judgment of the Board of Directors. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2007 Annual Meeting” below.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board of Directors or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Governance & Nominating Committee (currently Mr. Olson). The Chairman of the Governance & Nominating Committee will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All directors of Entegris Minnesota attended its 2005 Annual Meeting of Stockholders.

Director Compensation

Effective August 10, 2005, the Entegris Board of Directors adopted the following standard compensation arrangements for non-employee directors: an annual retainer of $40,000 plus an annual fee of $2,000 for service on the Management Development & Compensation Committee and the Governance and Nominating Committee and of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of the committee service fee of $5,000 for the Management Development & Compensation Committee and the Governance and Nominating Committee and of $8,000 for the Audit & Finance Committee. Non-employee directors are also entitled to annual equity awards of 10,000 shares of restricted stock on the date of each Annual Meeting with restrictions lapsing one year following the date of award. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangements for the non-executive Chairman of the Board (Mr. Dauwalter): the above specified annual retainer plus an annual chairman’s fee of $40,000. All of the foregoing fees are paid quarterly in advance. Mr. Argov receives no compensation for his service as a director.

Additional information with respect to compensation paid to directors by Entegris Minnesota and Mykrolis is set forth under Part III, Item 11, “Executive Compensation – Compensation of Directors” in the Annual Report on Form 10-K for the fiscal year ended August 27, 2005 which accompanies this proxy statement.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended August 27, 2005 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent accountants, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to Entegris; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with KPMG LLP, the Company’s independent accountants. Statement on Auditing Standards 61 requires the Company’s independent accountants to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent accountants the matters disclosed in this letter and their independence from Entegris. The Audit & Finance Committee also considered whether the independent accountants’ provision of the other, non-audit related services to Entegris, which are referred to under the heading “Accountants” below, is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2005.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent accountants, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Entegris Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Michael A. Bradley, Chairman

Daniel W. Christman

Roger D. McDaniel

COMPENSATION OF EXECUTIVE OFFICERS

Information concerning the compensation of executive officers during the fiscal year ended August 27, 2005 is set forth under Part III, Item 11 “Executive Compensation” in the Annual Report on Form 10-K for the fiscal year ended August 27, 2005 which accompanies this proxy statement. Set forth below is summary information concerning certain compensation earned, paid or awarded during the four month Transition Period from the end of fiscal year 2005 through December 31, 2005 by the Company to our chief executive officer and to the four most highly compensated executive officers who were serving as executive officers at the end of the Transition Period and two former executive officers who were no longer executive officers at the end of Fiscal 2005 but who would have been among the most highly compensated executive officers during the twelve month period ended December 31, 2005. In addition such compensation information is provided with respect to fiscal years 2003, 2004 and 2005. Transition Period compensation has not been annualized and represents the actual amounts paid or earned during the four month Transition Period ended December 31, 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Annual Compensation					Long Term Compensation			All Other Compensation(6)
			Salary($)		Bonus($)(2)		Other Annual Compensation($)(3)	Restricted Stock Awards($)(4)		Securities Underlying Options(#)(5)
Gideon Argov (1) President & Chief Executive Officer	2005 2005 2004 2003	-T	$ $	155,770 25,962 0 0		$144,478 0 0 0	0 0 0 0		$0 2,084,000 0 0	0 0 0 0	$ $	3,014 652 0 0

Jean-Marc Pandraud (1) Executive Vice President Chief Operating Officer	2005 2005 2004 2003	-T	$ $	108,724 18,121 0 0		$281,010 0 0 0	0 0 0 0		$0 1,563,000 0 0	0 0 0 0	$ $	44,921 2,329 0 0

Bertrand Loy (1) Executive Vice President Chief Admin. Officer	2005 2005 2004 2003	-T	$ $	92,423 15,404 0 0		$202,977 0 0 0	0 0 0 0		$0 1,563,000 0 0	0 0 0 0	$ $	25,525 1,261 0 0

Peter W. Walcott (1) Senior Vice President & General Counsel	2005 2005 2004 2003	-T	$ $	81,364 13,561 0 0		$187,823 0 0 0	0 0 0 0		$0 1,042,000 0 0	0 0 0 0	$ $	25,156 1,432 0 0

John D. Villas Senior Vice President, Treasurer & Chief Financial Officer	2005 2005 2004 2003	-T	$ $ $ $	79,537 225,697 213,712 198,248	$ $ $ $	73,771 186,115 197,241 71,234	$35,754 0 0 0	$ $	0 1,250,597 126,563 0	0 47,000 45,000 75,000	$ $ $	0 17,066 8,313 8,650

Individuals no longer serving as Executive Officers at Fiscal Year End

James E. Dauwalter (7) Former Chief Executive Officer Current Non-Executive Chairman of the Board	2005 2005 2004 2003	-T	$ $ $ $	145,385 420,000 412,308 377,500	$ $ $	0 437,640 386,925 120,250	$36,992 0 0 0	$ $	0 181,353 219,375 0	0 0 0 130,000	$ $ $	0 14,550 8,200 8,607

Michael W. Wright (8) Former Chief Operating Officer	2005 2005 2004 2003	-T	$ $ $ $	32,596 292,987 287,404 280,394	$ $ $	0 251,108 256,650 97,545	$37,496 0 0 0	$ $ $	0 209,250 168,750 93,600	0 85,000 60,000 200,000	$ $ $	0 215,176 7,574 8,265	(8)

(1)	Messrs. Argov, Pandraud, Loy, and Walcott became employees and executive officers holding the indicated title effective with our Merger with Mykrolis.

(2)	Included in the amounts listed under this column are: (a) payments under executive management incentive program earned during the indicated period, calculated as described under “Report of the Management Development & Compensation Committee on Executive Compensation” below; and (b) with respect to 2005, the integration planning bonus paid by Entegris in conjunction with the planning of our integration with Mykrolis following the Merger. The amounts listed for Messrs. Argov, Pandraud, Loy and Walcott include payments under the Mykrolis Incentive Plan with respect to pre-Merger services to Mykrolis.
(3)	Except for Messrs. Villas, Dauwalter and Wright, during the Transition Period, none of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total salary and bonus received by each named executive officer during the indicated period. During the Transition Period, each of Messrs. Villas, Dauwalter and Wright were entitled to the personal use of a Company owned vehicle pursuant to an Entegris Minnesota program available to its executives at a value of $15,912, $10,429 and $17,233, respectively. During the Transition Period this vehicle program was terminated and the participating executives were permitted to purchase the Company vehicles at a discount from fair market value. The discounts allowed to Messrs. Villas and Wright with respect to this purchase of the Company owned vehicle were $19,350 and $16,701, respectively. Of the amount listed with respect to the Transition Period in the above table for Mr. Dauwalter, $24,970 was paid for tax preparation services for Mr. Dauwalter. In addition to the amount listed for Mr. Dauwalter, $40,715 discount of the value of his vehicle was received in January of 2006 pursuant to the arrangements described in footnote 7 below. During fiscal years 2005, 2004 and 2003, the aggregate amount of such perquisites and other benefits paid to each named executive officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus received by each.
(4)	Restricted stock awards are valued at the closing price for Entegris Minnesota or Entegris common stock on the NASDAQ on the date of award, as the case may be. All restricted stock reported have the right to receive dividends; the Company has never paid a cash dividend. (a) As of December 31, 2005, the number and value of the restricted stock holdings were as follows: Mr. Argov 177,125 shares with a value of $1,668,516, Mr. Pandraud 130,817 shares with a value of $1,232,296, Mr. Loy 120,902 shares with a value of $1,138,897, Mr. Walcott 89,652 shares with a value of $844,522, (these holdings of Messrs. Argov, Pandraud, Loy and Walcott include in addition to those reflected in the table, shares that were awarded by Mykrolis prior to the Merger and that were converted into Entegris shares at the Merger conversion ratio of 1:1.39), and Mr. Villas 77,188 shares with a value of $727,111; (b) The restricted stock awards listed in the above table for Messrs. Villas and Dauwalter were made on October 15, 2003, October 15, 2004 and/or August 10, 2005; the restricted stock awards listed for Messrs. Argov, Pandraud, Loy and Walcott were made on August 16, 2005. The October 15, 2003 and the October 15, 2004 awards both vest 25% on each anniversary of the date of award; the August 2005 awards vest 37.5% on December 31, 2005 and 5.21% on the last business day of each of the 12 calendar quarters following January 1, 2006. The restricted stock awards listed for Mr. Wright all vested on August 6, 2005 pursuant to the agreement described in footnote 8 below.
(5)	Stock options are granted and restricted stock is awarded by the Management Development & Compensation Committee and relate to the total cash compensation of the named executive officer for the current year. (See “ Report of Management Development & Compensation Committee on Executive Compensation” below).
(6)

Includes: (a) amounts contributed by the Company under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement) and its predecessor plan, a tax-qualified Section 401(k) profit sharing/defined contribution plan (the “Savings Plan”) with respect to 2005-T, 2005, 2004 and 2003 for Company profit sharing contributions and Company “matching” contributions with respect to compensation deferred pursuant to the Savings Plan to: Messrs., Argov, Pandraud, Loy and Walcott of $704, $43,424, $24,604, and $23,362, respectively for 2005-T; of all amounts reflected in the table for Messrs. Villas and Dauwalter with respect to fiscal years 2004 and 2003 and Mr. Wright of $15,176 with respect to fiscal 2005 and all of the amounts indicated in the table with respect to fiscal years 2004 and 2003; (b) Amounts paid during 2005-T for long term disability coverage for the benefit of Messrs. Argov. Pandraud, Loy and Walcott of $2,187, $1,497, $921, and $1,794, respectively. In addition to the amounts specified in this column of the table, during the Transition Period Messrs. Pandraud, Loy and Walcott each had $13,950 credited to their 401(k)

account with respect to 2005 service to Mykrolis prior to the Merger; and (c) amounts paid to Mr. Wright as severance as described in footnote 8 below.
(7)	Mr. Dauwalter entered into a separation agreement with Entegris Minnesota that we assumed pursuant to the Merger. This separation agreement is discussed under “Report of Management Development & Compensation Committee on Executive Compensation” below.
(8)	We entered into an employment agreement and release with Mr. Wright pursuant to which, among other things, Mr. Wright: (i) resigned as an executive officer effective August 6, 2005; (ii) agreed to act as a non-executive senior advisor to the chief executive officer for a period of 2 years; (iii) is entitled to severance payments of $200,000 on August 26, 2005, $979,980 on January 2, 2006 and $620,020 on January 2, 2007; (iv) is entitled to compensation as senior advisor of $100,000 per year for each of the two years following the effective date of his resignation; (v) was vested in all unvested stock options and restricted stock awards; with stock options continuing to be exercisable during such 2 year period; (vi) will receive continued medical coverage for such 2 year period; and (vii) was granted the right to purchase his company vehicle from Entegris as described in footnote 3 above.

Stock Option Grants During the Transition Period

There were no stock option grants during the Transition Period.

Transition Period Option Exercises and 2005-T Period End Option Values

The following table contains certain information regarding stock option exercises during the Transition Period and stock options held as of December 31, 2005 by the named executive officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 2005-T End		Value of Unexercised In-The-Money Options at 2005-T-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gideon Argov (2)	0	$0	156,374	469,126	$167,320	$501,965
Jean-Marc Pandraud (2)	0	$0	409,803	31,275	$535,950	$141,676
Bertrand Loy (2)	0	$0	189,642	19,113	$246,707	$86,582
Peter W. Walcott (2)	0	$0	324,712	19,113	$503,439	$86,582
John D. Villas	0	$0	287,550	42,250	$409,575	$90,675

Individuals no longer serving as Executive Officers

James E. Dauwalter	0	$0	934,880	0	$3,963,917	$0
Michael W. Wright	0	$0	489,300	0	$570,155	$0

(1)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2005 ($9.42) multiplied times the number of shares underlying the options.
(2)	Options listed above for Messrs. Argov, Pandraud, Loy and Walcott represent the conversion of options granted by Mykrolis into options to acquire Entegris common stock at the Merger exchange ratio of 1:1.39.

Management Development & Compensation Committee

The members of the Entegris Management Development & Compensation Committee are Gary F. Klingl, Chairman, Michael P.C. Carns and Brian F. Sullivan. No member of the Entegris Management Development & Compensation Committee was at any time during the Transition Period an officer or employee of either Entegris or of any subsidiary, nor has any member of such committees had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During the Transition Period, no executive officer of Entegris has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of Entegris.

Employment Contract and Change of Control Agreements

On May 4, 2005, Mykrolis entered into an employment agreement with Mr. Argov that provides that Mykrolis will employ Mr. Argov as chief executive officer for a term of three years, subject to automatic extension from year to year unless either party gives notice that the employment term shall not be extended. This agreement was assumed by Entegris pursuant to the Merger and was expressly approved by the Entegris Board of Directors on August 10, 2005. The employment contract continued Mr. Argov’s salary of $450,000 through 2005 and provided for a salary of $600,000 commencing January 1, 2006. In addition, Mr. Argov is eligible to participate in Entegris’s variable incentive compensation plan at a target pay out level of 75% of base salary, in other employee benefits offered by Entegris, including equity incentive plans, and in any supplemental retirement plan offered by Entegris. He is also entitled to receive a financial planning allowance. In the event of the termination of Mr. Argov’s employment under certain circumstances, he will be entitled to severance benefits that vary depending on the circumstances of the termination, including the severance benefits to which he is entitled in the event of a termination following a change of control (as defined in the agreement) which are substantially identical to the change of control agreements described below. If Mr. Argov is terminated by Entegris or a successor other than for cause, if he terminates his own employment for good reason or if Entegris or its successor elects not to extend the agreement for any of the otherwise automatic one-year extension periods, he will receive, in addition to all forms of compensation that he has accrued prior to termination, (i) payment of base salary commencing with the first regular payday in the seventh month following the date of termination for two years following the date of termination (or through the day immediately preceding the third anniversary of the effective date of the agreement if termination occurs prior to the first anniversary of the effective date of the agreement); (ii) the greater of the target bonus or the highest bonus paid to Mr. Argov during the three years prior to termination; (iii) continuation of health, dental and group life insurance coverage through the date Mr. Argov continues to receive his base salary following termination or the date he becomes eligible for such coverage with a different employer; (iv) immediate vesting of all outstanding unvested equity awards; and (v) reimbursement of up to $15,000 in outplacement services. Mr. Argov agreed to non-competition and non-solicitation covenants with Entegris for a period of two years following the termination of his employment.

There are currently effective agreements with Messrs. Pandraud, Loy, Walcott and Villas as well as three other executive officers, to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, if those members who constituted a majority of the Board of Directors cease to be so, if an agreement for the merger or other acquisition of the Company is consummated or the consummation of the Merger. If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), then the executive will become immediately entitled to: (i) payment of all unpaid compensation, vacation and expenses earned or incurred prior to the date of termination; (ii) a lump sum severance payment equal to twice executive’s highest annual rate of target total cash compensation during the three years prior to termination; (iii) medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination; (iv) immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock; and (v) up to $15,000 of outplacement services. If such provisions had been triggered during the Transition Period, the amounts payable to Messrs. Argov, Pandraud, Loy, Walcott and Villas would have been approximately $1,575,000, $1,100,000, $935,000, $825,000, and $805,000, respectively).

The agreements also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the

Internal Revenue Code of 1986 as a result of any payments or benefits received by him (whether or not received pursuant to the amended and restated executive employment agreement).

REPORT OF THE

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview and Philosophy

Effective August 10, 2005, Entegris established a Management Development & Compensation Committee (the “Committee”) comprised of Mr. Klingl, as Chairman, and Messrs. Carns and Sullivan. During the Transition Period the Committee approved and advised the Entegris Board of Directors on all forms of compensation and benefits, including those paid to named executives listed in the Summary Compensation Table above and supervised the administration of the Entegris stock option plans.

The Entegris executive compensation program sought to be competitive with the compensation provided by comparable companies in the microelectronics and semiconductor industries. The Committee reviewed compensation survey data developed and published by several independent sources. In addition, the Committee also periodically considered the recommendations of an outside compensation consultant that it had retained.

The Committee annually conducts a review of the Entegris executive compensation program. The purpose of the review is to ensure that Entegris’s executive compensation program met the objectives listed below. The Committee also periodically consults with independent compensation consultants retained by the Committee to assist them in this process.

During the Transition Period the Committee emphasized long-term business development and creation of shareholder value as well as the efficient and effective post-Merger integration of the operations of Entegris Minnesota with those of Mykrolis. Therefore, a significant portion of total compensation was performance-based. The objectives of the executive compensation policies during the Transition Period were to:

•	attract, retain, motivate and reward high caliber executives;

•	foster teamwork and support the achievement of the Entegris’s financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in shareholder value;

•	encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its shareholders by making incentive compensation dependent upon company performance.

•	incentivize management to achieve identified post-Merger integration goals in order to maximize the performance of the combined enterprise.

During the Transition Period executive compensation at Entegris continued to be comprised of three components: base salary, variable incentive compensation and equity compensation.

Base Salary

The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, and the responsibilities and performance of the individual executive officer. Base salaries are reviewed on an annual basis. The base salary of executive officers, including the Chief Executive Officer, are targeted to be near the competitive median within the microelectronics and semiconductor industry peer groups to which Entegris compares itself for compensation purposes.

Variable Incentive Pay Plan

During the Transition Period Entegris maintained a variable incentive compensation program providing for a potential cash award based upon the achievement of financial and operating objectives. Under this program, an incentive pool was established based upon attainment of single financial criteria – modified operating profit margin. For the Transition Period, executive officers were eligible to receive an incentive compensation payment targeting 75% of their base salary. Other employees under this incentive compensation program were eligible to receive lesser percentages of their base salary based upon the same financial factor. The Entegris variable incentive pay plan was administered at the discretion of the Committee. During the Transition Period the Company’s performance of a modified operating profit of 15% qualified for an award pay out at 125% of target; these awards for the Chief Executive Officer and the named executive officers are included in the “Summary Compensation Table” above.

Equity Compensation

Executives are also eligible to receive grants under the Entegris stock option plans, which are administered by the Committee. As a general matter, stock options and restricted stock awards are the principal vehicle currently used by Entegris for the payment of long-term incentive compensation. The Committee believes that the award of stock options and/or restricted stock is an effective vehicle to align the interests of its executive officers and key personnel with those of Entegris shareholders and to increase the long-term value of Entegris.

To date, all stock options granted to executive officers have been at fair market value. Accordingly, an executive receiving an option generally would be rewarded only if the market price of Entegris common stock appreciated. Typically, such options vest over a period of four years duration. The size of previous grants and the number of options held are considered by the Committee, but are not necessarily determinative of future grants. In addition, past grants have included a broad base of participants that included employees below the executive level. During fiscal 2005 the Committee approved Merger related restricted stock awards as specified in the “Summary Compensation Table” above. Restrictions on these awards lapsed with respect to 37.5% of the shares on December 31, 2005; restrictions with respect to the remaining shares lapse quarterly with respect to 5.125% of the shares. No equity compensation awards were made during the Transition Period.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee determines the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. Effective with the Merger, Mr. Gideon Argov assumed the position of Chief Executive Officer of Entegris. Mr. Argov’s salary during the Transition Period was at an annualized rate of $450,000, the same that it had been at Mykrolis. This base salary placed Mr. Argov somewhat below the average base pay level for chief executive officers of companies of similar size and complexity as the post-Merger combined enterprise, based on the Committee’s assessment of independent compensation survey data. In light of this, the Committee recommended to the Board of Directors that it approve the revised employment agreement with Mr. Argov described above which increases his base compensation to $600,000 per year. In determining Mr. Argov’s base salary, the Committee also considers compensation levels of peer group chief executive officers, individual performance and Entegris recent financial performance.

During the Transition Period Mr. Argov participated in the variable incentive compensation plan on the same basis as other senior executives, being eligible to receive incentive compensation payment targeting 75 percent of his base salary if predetermined operating profit percentage goal was met. Accordingly, the Committee awarded Mr. Argov a bonus of $144,478 under the variable compensation incentive plan. This bonus is reflected in the “Summary Compensation Table” above.

As with other members of management, Mr. Argov was granted a restricted stock award in connection with the Merger; this is reflected in the “Summary Compensation Table” above for fiscal 2005. As noted above and under the heading entitled “Option Grants in Fiscal 2005”, no stock option grants were made during the Transition Period.

162(m) Policy

During the Transition Period, Entegris did not have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives as it was believed to be likely that all such compensation will be deductible by Entegris.

Severance Arrangements

In connection with the Merger and upon the recommendation of the Committee, on August 10, 2005 Board of Directors considered and approved the assumption by the Company of an employment separation agreement between Entegris Minnesota and Mr. Dauwalter. In making this recommendation the Committee considered the past practices of Entegris Minnesota and its predecessor regarding severance arrangements for senior-level executive officers, the importance to Entegris of receiving long-term non-competition and related obligations from Mr. Dauwalter and continuing services from Mr. Dauwalter in non-executive capacities and the severance practices in the industry. The employment separation agreement with Mr. Dauwalter includes: (i) long-term non-competition and related obligations; (ii) appropriate releases of Entegris Minnesota from liability to him; (iii) severance pay equal to two times his base pay and target bonus; (iv) acceleration of vesting of his outstanding unvested options and restricted stock; (v) a pro-rata portion of his bonus for fiscal 2005 if the performance criteria for that bonus is satisfied; and (vi) continued participation in the Entegris retiree medical program until age 65 as early retirees. The severance payments are to be paid in installments over a five-year period for Mr. Dauwalter and the pro-rata bonus for fiscal 2005 is to be paid at the same time such bonuses are paid to executive officers of Entegris. The foregoing severance payment is reflected in the “Summary Compensation Table” above.

In addition Entegris entered into severance type arrangements with Mr. Wright which are described under footnote 8 to the “Summary Compensation Table” above.

Gary F. Klingl, Chairman

Michael P.C. Carns

Brian F. Sullivan

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total shareholder return on the common stock of Entegris Minnesota and the Company from August 26, 2000 through August 27, 2005 as well as for the Transition Period with cumulative total return of (1) The NASDAQ Composite Index and (2) a self-constructed peer group of companies. The peer group companies are: ATMI, Inc., Advanced Energy Industries, Inc., Brooks Automation, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Helix Technology Corporation, MKS Instruments, Inc. and Photronics, Inc. Prior to fiscal 2005, Nortem Technology N.V. (formerly Metron Technology N.V.) and DuPont Photomasks, Inc. had been included in this peer group; however, they have been removed due to the fact that they were acquired by other companies during the Company’s fiscal year ended August 27, 2005 and are no longer U.S. public reporting companies.

The graph assumes $100 was invested at the close of trading August 26, 2000 in Entegris, Inc. common stock, the NASDAQ Composite Index and the peer group index listed above and that all dividends are reinvested.

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

The following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the five most highly compensated named executive officers and all directors and executive officers as a group as of March 31, 2006. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned (1) (2)		% of Class
Gideon Argov	660,434		*
Michael A. Bradley	56,523		*
Michael P.C. Carns	56,523		*
Daniel W. Christman	59,998	(3)	*
James E. Dauwalter	4,472,525	(4)	3.3
Gary F. Klingl	64,167		*
Bertrand Loy	403,427		*
Roger D. McDaniel	83,799		*
Paul L.H. Olson	28,167		*
Jean-Marc Pandraud	665,649		*
Thomas O. Pyle	78,178	(5)	*
Brian F. Sullivan	28,167		*
John D. Villas	707,302	(6)	*
Peter W. Walcott	481,741		*
All Directors and Executive Officers as a Group (17 persons including those listed above):	8,688,530	(7)	6.3

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.

(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and executive officers have the right to acquire within 60 days following March 31, 2006: Mr. Argov – 234,560 shares; Mr. Bradley – 52,356 shares, Mr. Carns – 52,356 shares, Mr. Christman – 52,356 shares, Mr. Dauwalter – 934,880 shares; Mr. Klingl – 60,000 shares, Mr. Loy – 194,420 shares, Mr. McDaniel, – 75,000 shares, Mr. Olson – 24,000 shares; Mr. Pandraud, – 417,621 shares, Mr. Pyle – 63,679 shares, Mr. Sullivan – 24,000 shares, Mr. Villas – 299,300 shares and Mr. Walcott, – 329,490 shares.
(2)	Includes restricted stock which is subject to forfeiture and other restrictions which lapse either quarterly or annually in accordance with the schedule specified in the respective awards, as follows: Mr. Argov – 269,500 shares, Messrs. Bradley, Carns, Christman, Klingl, McDaniel, Olson, Pyle and Sullivan – 4,167 shares each, Mr. Loy – 120,902 shares, Mr. Pandraud – 130,817 shares, Mr. Villas 139,688 shares and Mr. Walcott – 89,652 shares; all officers and directors as a group – 1,245,807 shares. Does not include performance share awards that are conditioned on the Company’s achievement of specified financial metrics in each of calendar years 2006, 2007 and 2008 as follows: Mr. Argov – 150,000 shares; Mr. Loy – 35,000 shares, Mr. Pandraud – 40,000 shares, Mr. Villas – 25,000 shares, Mr. Walcott 25,000 shares and all officers and directors as a group – 330,000 shares.
(3)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(4)	Includes 85,319 shares held directly, of which 59,144 shares were held by Mr. Dauwalter in his IRA; 251,668 shares held indirectly for Mr. Dauwalter’s account in the Company’s 401(k) plan; an additional 3,200,658 shares held indirectly by family members, in family trusts, foundations and other entities; and an aggregate of 934,880 shares subject to stock options exercisable within 60 days.
(5)	Included in the shares listed as beneficially owned are 11,124 Entegris phantom shares distributed on February 27, 2002 with respect to deferred compensation phantom stock units for Millipore Corporation common stock credited to the deferred compensation account of Mr. Pyle under a plan maintained by Millipore Corporation for its directors (Mr. Pyle served as a director of Millipore Corporation until August 2001); these Entegris phantom stock units are payable only in cash upon Mr. Pyle’s retirement or earlier termination of service from the Entegris Board of Directors.
(6)	Includes 289,537 shares held directly, of which 145,365 were issued pursuant to a restricted stock grant and are subject to forfeiture if certain obligations such as continued employment are not met; 118,513 shares allocated to Mr. Villas’ individual account under the Company’s 401(k) plan that were distributed pursuant to the liquidation of the Entegris Minnesota ESOP; and an aggregate of 299,300 shares subject to stock options exercisable within 60 days.
(7)	Includes 3,100,819 shares subject to acquisition by executive officers and directors within 60 days following March 31, 2006 through the exercise of stock options.

Other Principal Holders of Entegris Common Stock

As of December 31, 2005, the following persons are believed by Entegris to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
T. Rowe Price Associates, Inc.	12,136,817	(1)	8.9%
100 East Pratt Street
Baltimore, MD 21202
WCB Holdings LLC	11,865,608	(2)	8.7%
C/o 901 Marquette Avenue
Minneapolis, Minnesota 55402-2859
Cooke & Bieler LP	8,919,740	(3)	6.6%
1700 Market Street, Suite 3222
Philadelphia, Pa 19103-3932

(1)	With respect to the shares held by T. Rowe Price Associates, Inc. (T. Rowe Price), a registered investment advisor, T. Rowe Price has reported that it exercises sole investment discretion over 12,136,817 shares and sole voting power with respect to 2,927,412 shares and no voting authority with respect to 7,025,096 shares.
(2)	The estate of Wayne C. Bongard holds approximately 48% of the voting interest of WCB Holdings LLC and the remainder of the voting interest is held by various trusts for children and grandchildren of Wayne C. Bongard. James A. Bernards, a director of Entegris Minnesota until the Merger, is a manager of WCB Holdings LLC and controls the estate of Wayne C. Bongard as personal representative and serves as trustee for one or more of the trusts. Mr. Bernards disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC. WCB Holdings LLC has reported that it holds sole voting and dispositive power with respect to all of such shares.
(3)	With respect to the shares held by Cooke & Bieler, Inc. (“Cooke”), an institutional investment manager, Cooke has reported that it exercises sole investment discretion over no shares and shared investment discretion over 9,046,850 shares. Of the shares reported, Cooke has reported that it holds sole voting power with respect to no shares and shared voting power with respect to 4,451,600 shares.

The foregoing information. is based upon information as of December 31, 2005 contained in Schedule 13G reports filed with the Securities and Exchange Commission by the those beneficial owners with respect to their holdings of the common stock of Entegris.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. All of these filing requirements were satisfied in a timely manner during the Transition Period.

ACCOUNTANTS

KPMG LLP, (“KPMG”) independent registered public accounting firm, has reported on the Company’s consolidated financial statements for each of the three years in the period ended August 27, 2005. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for fiscal 2005 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm.

In connection with their examination of and report on the Company’s financial statements, on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and on the effectiveness of the internal controls over financial reporting for 2005, KPMG also reviewed the Company’s Annual Report on Form 10-K and performed a review of its quarterly financial statements included in the quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG as of or for the Transition Period and for the years ended August 27, 2005 and August 28, 2004 were:

Service	2005-T		2005	2004
Audit	$200,000	(1)	$1,389,000	$378,000
Audit Related	$0		$253,000	$13,000
Tax	—		41,000	$75,000
All Other	—		—	—

Total	$200,000		$1,683,000	$466,000

(1)	Accrued but unbilled fees.

The Audit services for the Transition Period consisted of professional services rendered for review of documents filed with the Securities and Exchange Commission (“SEC”). The Audit services for the fiscal year ended August 27, 2005 consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, the statutory audits of its foreign subsidiaries, and review of documents filed with the SEC. The Audit services for the fiscal year ended August 28, 2004 was for the audit of the consolidated financial statements of Entegris Minnesota, the statutory audits of its foreign subsidiaries, and review of documents filed by Entegris Minnesota with the SEC.

The fees for Audit Related services for the fiscal year ended August 27, 2005 were for services related to due diligence services provided in connection with the merger with Mykrolis Corporation auditing procedures performed in connection with the merger, and for the fiscal year ended August 28, 2004 were for audit and assurance related services consisting of the audits of the U.S. employee benefit plan of Entegris Minnesota.

The fees for Tax services for the fiscal years ended August 27, 2005 and 2004, respectively, were for services related to tax compliance, tax planning and tax advice for the Company and Entegris Minnesota.

There were no fees for All Other services for the Transition Period and the fiscal years ended August 27, 2005 and August 28, 2004.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors”—“Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent auditor and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Committee. All of the fees listed as paid for 2005 in the table above received pre-approval by either the Audit Committee of Entegris Minnesota or by the Company’s Audit & Finance Committee.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 30, 2006 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Proposals should be addressed to Peter W. Walcott, Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business to be brought before the meeting, (i) a brief description of the business, (ii) the reasons for conducting such business and (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder and such beneficial owner and (B) the number of shares of common stock that are held of record by such stockholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of stockholder proposals for submission to the Entegris 2007 Annual Meeting of Stockholders without inclusion in the Company’s 2007 proxy statement is February 13, 2007. Unless such notice is received by Entegris at its offices at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2005 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2005, by writing to John D. Villas, Senior Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s headquarters. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2005 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Senior Vice President, General Counsel & Secretary

Chaska, Minnesota

May 5, 2006

EXHIBIT A

ENTEGRIS, INC.

CHARTER OF AUDIT AND FINANCE COMMITTEE

Purpose

The purpose of the Audit & Finance Committee (the Committee”) of the Board of Directors of Entegris, Inc. (the “Company”) is to assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements as well as the Company’s financial reporting process and systems of internal controls over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accounting Firm”), and (iv) performance of the Company’s internal auditing function (“Internal Audit”) and the Independent Accounting Firm. In addition the Committee shall provide an avenue of communication among the Independent Accounting Firm, management and the Board of Directors. The Committee shall undertake such additional duties and responsibilities as the Board of Directors from time to time prescribes.

Statement of Philosophy

A critical element in the Company’s ability to translate its financial performance into sustainable stock market performance to reward its stockholders is the integrity of the Company’s financial statements and of the processes used to generate the financial statements. Public companies are now subject to far reaching financial and auditing requirements designed to assure investors’ trust in the financial reports issued by public companies. While these requirements are largely structural and procedural in nature, the Board of Directors of the Company believes that it is an organization’s own principles and practices, consistently implemented and faithfully followed by its people, which provide the most direct path to achieving a distinctive level of performance and excellence. Further through the Committee the Board of Directors can play an essential oversight role in assuring the integrity of the financial statements and other public reports filed with the Securities and Exchange Commission (“S.E.C.”). By engaging in an active discourse with management, Internal Audit and the Independent Accounting Firm concerning financial and S.E.C. reporting processes, internal controls over financial reporting and accounting and financial reporting issues as they may, from time to time arise, the Committee will make a significant contribution to assuring the integrity of the Company’s financial statements.

Membership

The Committee’s membership shall be determined by the Board of Directors and shall consist of not less that three independent directors. “Independent” shall mean that the director: [a] is not an employee of the Company; [b] is not an affiliated person of the Company (as that term is defined in SEC rules); [c] does not accept any consulting, advisory or other compensatory fee from the Company in any capacity other than as a director of the Company or a member of a committee thereof; [d] has no other material relationship with the Company; and [e] for the preceding five (5) year period shall not: [i] have been an employee of the Company; [ii] have been affiliated or employed by the Company’s independent registered public accounting firm; [iii] be subject to an interlocking directorate whereby such member is employed by a company on whose compensation committee an executive officer of the Company serves; [iv] have an immediate family member who meets any of the conditions set forth in clauses [i] through [iii] above. In addition, the members of the Committee shall meet all other independence standards specified, from time to time, by S.E.C., listing and NASDAQ requirements.

All members of the Committee shall, in the opinion of the Board of Directors, be financially literate and at least one member of the Committee shall be an “audit committee financial expert” as determined by the Board of Directors in compliance with criteria established by the S.E.C.

All members of the Committee shall qualify as a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the “‘34 Act”) and shall satisfy the requirements of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

Authority

Committee members shall be appointed and removed by the full Board of Directors in accordance with the Company’s By-Laws.

The Committee shall have the sole authority to retain, supervise and terminate the Independent Accounting Firm and to approve the fees and other terms of retention. The Committee shall have the authority to retain such outside legal, accounting or other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

Roles and Responsibilities: The Committee’s responsibility is one of oversight. The management of the Company is responsible for the preparation of complete and accurate annual and quarterly consolidated financial statements (“financial statements”) in accordance with generally accepted accounting principles in the United States and for maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations. The Independent Accounting Firm is responsible for planning and conducting, in accordance with the standards of the Public Company Accounting Oversight Board, an audit of the Company’s annual consolidated financial statements and a review of the Company’s quarterly financial statements. The Committee shall have the authority to take any and all acts that it deems necessary to carry out its oversight function, including but not limited to:

1.	Financial Reporting and Disclosure Responsibilities:

a.	Review and discuss the annual audited financial statements and quarterly financial statements with management and the Independent Accounting Firm, including the disclosures under the caption “Management Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

b.	Review the Company’s financial reporting processes, disclosure and internal controls and procedures, and the process for the CEO and CFO quarterly certifications required by the S.E.C. with respect to financial statements and the Company’s disclosure and internal controls and procedures. Such review shall include a consideration of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any reports by the CEO and CFO regarding major issues as to the adequacy of the Company’s disclosure and internal controls and procedures and any special audit steps adopted in light of identified deficiencies.

c.	Review and discuss with management (including the senior internal audit executive) and the Independent Accounting Firm the Company’s internal controls report and the Independent Accounting Firm’s attestation of the report prior to filing of the Company’s Form 10-K.

d.

Obtain and periodically review a report from the Independent Accounting Firm, describing (i) all critical accounting policies and practices to be used in the financial statements, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and 2 treatments, and the treatment preferred by the Independent Accounting Firm, and (iii) other material written communications between the Independent Accounting Firm and management, such as any management letter or schedule of unadjusted differences. Review any reports on such topics or similar topics prepared by management, including any significant financial reporting issues and judgments made in connection with the preparation of the financial statements. Discuss with the Independent Accounting Firm any material issues raised in such reports.

e.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that such discussions may be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made). The management will review with the Committee earnings press releases prior to issuance.

f.	Discuss with management and the Independent Accounting Firm the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the Company’s financial statements.

2.	Responsibilities Relating to the Internal Audit Function:

a.	Review the charter, annual plan and scope of work of Internal Audit, including its responsibilities and staffing.

b.	Review, as appropriate, the results of internal audits and discuss related significant internal control matters with the Company’s internal auditor and Company management.

c.	Discuss the adequacy of the Company’s internal controls with Internal Audit.

d.	Review the appointment and periodically evaluate the performance of the senior internal auditing executive, who shall have direct access to the Committee.

3.	Responsibilities Relating to Independent Accounting Firm:

a.	The Committee is responsible for the appointment, retention, termination, compensation and oversight of the Independent Accounting Firm. The Committee shall also be responsible for the resolution of disagreements between management and the Independent Accounting Firm. The Independent Accounting Firm shall report directly to the Committee.

b.	The Committee shall review the scope of the annual audit and services to be provided by the Independent Accounting Firm during the year. It shall pre-approve all auditing services, internal control-related services and permitted non-audit and tax services to be provided to the Company by the Independent Accounting Firm, subject to any exceptions provided by the ‘34 Act. The Chairman of the Committee may pre-approve any such services according to the procedures approved by the Committee, provided, that any approval by the Chairman must be presented to the Committee at its next meeting.

c.	Obtain and review, at least annually, a report from the Independent Accounting Firm describing: (i) the Independent Accounting Firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Accounting Firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Accounting Firm, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Accounting Firm and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discuss with the Independent Accounting Firm any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the Independent Accounting Firm.

d.	Discuss with the Independent Accounting Firm the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, including any audit problems or difficulties encountered in performing the audit and management’s response, and disagreements with management.

e.	Obtain assurance from the Independent Accounting Firm that the audit was conducted in a manner consistent with Section 10A(b) of the ‘34 Act.

f.	Review and periodically evaluate the performance of the lead audit partner of the Independent Accounting Firm and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

g.	Establish policies for the Company’s hiring of employees or former employees of the Independent Accounting Firm who participated in any capacity in the audit of the Company.

4.	Risk Management and Compliance Responsibilities:

a.	Discuss policies and procedures with respect to risk assessment and risk management, the Company’s major risk exposures and the steps management has taken to monitor and mitigate such exposures.

b.	Review the effectiveness of the system for monitoring compliance with laws, regulations and the Company’s business conduct policies and the results of management’s investigation and follow-up on any fraudulent acts or accounting irregularities.

c.	Periodically obtain reports from management regarding the Company’s compliance programs, policies and activities.

d.	Review with the Company’s General Counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding compliance.

e.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Review periodically with management and Internal Audit these procedures and any significant complaints received.

5.	Finance Responsibilities:

a.	To review and recommend to the Board of Directors matters related to the capital structure of the Company as well as the Company’s total financial strategies, resources, strengths, finance organization’s capabilities and staffing.

b.	To review banking arrangements, long-range and short-term cash flow and financial strategies and plans, including investments of the Company’s cash, and management of the corporate debt structure; review and approve changes to the Company’s banking and general treasury resolutions.

c.	To review and make recommendations to the full Board of Directors with respect to management proposals concerning equity and debt financing, including the issuance and restructuring of equity and long and short-term debt securities, acquisitions, investments, plans and programs involving the purchase or redemption of the Company’s securities and capital expenditures of a major nature.

d.	To review and recommend matters related to the Company’s dividend policy and any dividend declarations of the Company.

6.	Other Responsibilities:

a.	Annually prepare a report to stockholders for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders as required by the rules of the S.E.C.

b.	Review the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

c.	Conduct an annual performance evaluation of the Committee.

Meetings

The Committee shall hold regular quarterly meetings and such other meetings at such frequency as shall be determined by the Committee, subject to the review of the Board of Directors and compliance with applicable S.E.C. or NASDAQ requirements. The Committee shall meet in executive session attended only by Independent directors, from time to time, as determined by the Committee. A majority of the members shall constitute a quorum. A majority of the members present shall decide any matter brought before the Committee.

Minutes

The Company Secretary shall maintain written minutes of Committee meetings which shall be filed with the minutes of the Board of Directors but may be kept in a separate binder if the Secretary so determines.

Reports

The Committee shall report to the Board of Directors regarding its proceedings, determinations, actions and recommendations.

©2006 Entegris, Inc.     Printed in USA    9000-2071RRD-1204

ENTEGRIS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 14, 2006

10:00 a.m., Local Time

Oak Ridge Conference Center

1 Oak Ridge Drive

Chaska, MN 55318

Entegris, Inc. 3500 Lyman Boulevard Chaska, Minnesota 55318	proxy

This proxy is solicited by the Board of Directors of Entegris, Inc., a Delaware corporation (“Entegris”) for use at the Annual Meeting of Stockholders and unless otherwise specified in the boxes provided on the reverse side, this proxy will be voted IN FAVOR of all nominees and in the discretion of the named proxies as to any other matter that may come before the Annual Meeting.

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Gideon Argov, John D. Villas and Peter W. Walcott and each of them singly, your proxies and attorneys with full power of substitution, to vote all shares of Common Stock of Entegris held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris to be held in Chaska, Minnesota on June 14, 2006 at 10:00 a.m. local time and at any adjournments of said meeting (except as expressly limited on the reverse side) which you would possess if personally present.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 13, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/entg/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 13, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Entegris, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of Directors:	01 Gideon Argov 02 Michael A. Bradley	06 Gary K. Klingl 07 Roger D. McDaniel	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
	03 Michael P.C. Carns 04 Daniel W. Christman 05 James E. Dauwalter	08 Paul L.H. Olson 09 Thomas O. Pyle 10 Brian F. Sullivan	(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE OR PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.